UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)

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Autobytel Inc.

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AUTOBYTEL INC.

SUPPLEMENT
TO
 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2017

EXPLANATORY NOTE

This Supplement amends and supplements the definitive proxy statement on Schedule 14A of Autobytel Inc. (“Autobytel” or “Company”), filed with the Securities and Exchange Commission on April 28, 2017, as amended by Amendment No. 1 filed on May 3, 2017 (as amended, the “Proxy Statement”), relating to Autobytel’s 2017 Annual Meeting of Stockholders to be held on June 22, 2017 (“Annual Meeting”). Copies of the Notice of Annual Meeting of Stockholders, Letter to Stockholders, the Proxy Statement, the form of Proxy Card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available online at http://www.autobytel.com/proxymaterials.

Except as described below, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the Board of Directors of Autobytel in relation thereto. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby. The date of this Supplement is May 31, 2017, and the date on which Autobytel first intends to release this Supplement to its stockholders is June 1, 2017.

The sole purpose of this Supplement is to correct: (i) the inadvertent omission from the total 2016 Incentive Plan awards previously reflected in the Proxy Statement of $25,000 in awards under the 2016 Incentive Plan paid to each of Ms. Kimberly Boren, Mr. William Ferriolo and Mr. Glenn Fuller in recognition of their efforts during 2016; and (ii) the inadvertent omission of discretionary bonuses in the amounts of $50,000, $25,000 and $25,000 paid to Mr. Jeffrey Coats, Ms. Boren and Mr. Fuller, respectively, approved by the Compensation Committee in January 2016 and paid in March 2016 in recognition of their efforts in implementing the Dealix/Autotegrity and AutoWeb acquisitions in 2015 and completing the integrations of these businesses in 2016.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not yet voted, please do so as soon as possible either by signing, dating and returning the proxy card you received with the Proxy Statement, or via the Internet or telephone using the voting instructions indicated on the proxy card you received with the Proxy Statement.

AMENDMENTS TO PROXY STATEMENT

The section of the Proxy Statement under the heading “EXECUTIVE COMPENSATION-Compensation Discussion and Analysis-2016 Compensation Decisions-2016 Annual Incentive Compensation Plan Awards” is amended by deleting the last paragraph of that section in its entirety and adding the following two paragraphs in its place:

Based on its evaluation of the foregoing items, the Compensation Committee in January 2017 approved cash award payouts under the 2016 Incentive Plan to Mr. Coats, Ms. Boren, Mr. Ferriolo, Mr. Fuller, and Mr. Perkins of $479,600, $160,417, $232,619, $211,172, and $167,206, respectively. Mr. Coats’ incentive compensation plan payout reflected the application of the 87.2% Company performance component of the incentive plan without any adjustment. The incentive compensation plan payout for Ms. Boren, Mr. Ferriolo and Mr. Fuller reflected the 87.2% Company performance component of the incentive plan plus $25,000 each in supplemental incentive compensation payments in recognition of their efforts during 2016.

In addition to the foregoing awards under the 2016 Incentive Plan, in recognition of their significant efforts in connection with the acquisitions of Dealix/Autotegrity and AutoWeb in 2015 and completion of the integrations of these businesses in 2016, the Compensation Committee in January 2016 approved discretionary bonuses in the amount of $50,000, $25,000 and $25,000 to Mr. Coats, Ms. Boren and Mr. Fuller, respectively. The Company paid these bonuses in March 2016 upon completion of the integrations of these businesses.

The section of the Proxy Statement under the heading “EXECUTIVE COMPENSATION-Summary Compensation-Summary Compensation is amended by deleting the section in its entirety and replacing it with the following section. The following reflects the foregoing 2016 Incentive Plan awards paid to Ms. Boren, Mr. Ferriolo and Mr. Fuller and the March 2016 discretionary bonuses paid to Mr. Coats, Ms. Boren and Mr. Fuller. Except for the changes to reflect the inclusion of the foregoing 2016 Incentive Plan awards and the March 2016 discretionary bonuses in the table and the accompanying footnotes, the Summary Compensation Table and accompanying footnotes are unchanged and are presented solely for completeness.

Summary Compensation

The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2016, 2015 and 2014, as applicable, to the Company’s executive officers who constitute named executive officers for the fiscal year ended December 31, 2016.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(19)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Jeffrey H. Coats	2016	550,000	50,000	—	1,362,276	479,600	14,358	(3)	2,456,234
President and Chief Executive	2015	495,000	—	—	139,232	328,185	13,583	(4)	976,000
Officer, Director	2014	492,656	—	—	639,759	553,670	10,487	(5)	1,696,572

Kimberly S. Boren	2016	274,811	25,000	—	480,580	160,417	6,534	(7)	947,342
Executive Vice President, Chief Financial Officer(6)	2015	263,409	—	—	189,005	112,980	6,534	(8)	571,928

William A. Ferriolo	2016	366,300	—	—	585,698	232,619	6,303	(10)	1,190,920
Executive Vice President,	2015	314,985	—	907,250	503,416	135,222	6,303	(11)	1,867,176
Chief Operating Officer(9)	2014	273,698	—	—	127,952	199,032	5,348	(12)	606,030

Glenn E. Fuller	2016	305,000	25,000	—	384,084	211,172	8,758	(13)	934,014
Executive Vice President, Chief	2015	305,000	—	—	141,552	166,530	8,758	(14)	621,840
Legal and Administrative Officer	2014	303,698	—	—	147,776	281,086	6,972	(15)	739,532
and Secretary

H. Donald Perkins, Jr.	2016	295,000	—	—	81,018	167,206	316,784	(17)	860,008
Executive Vice President, Strategic	2015	157,557	—	—	302,657	80,724	64,946	(18)	605,884
and Business Development(16)

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718. See Note 9 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15-Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which accompanies this Proxy Statement, for assumptions made in these valuations.

(2)
The column entries for the year 2016, represent amounts related to level of achievement of Company performance goals under the 2016 Incentive Plan and awards in recognition of the named executive officers’ efforts during 2016. For information on the amounts earned in 2016, see the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Compensation Discussion and Analysis–2016 Compensation Decisions–2016 Annual Incentive Compensation Plan Awards.”

(3)	Represents $6,209 for health insurance premiums for dependent, $3,000 for 401(k) plan match and $5,149 for supplemental insurance premiums.
(4)	Represents $5,554 for health insurance premiums for dependent, $3,000 for 401(k) plan match and $5,029 for supplemental insurance premiums.
(5)	Represents $5,458 for health insurance premiums for dependent and $5,029 for supplemental insurance premiums.
(6)	Ms. Boren was appointed Chief Financial Officer effective as of April 1, 2015.
(7)	Represents $3,000 for 401(k) plan match and $3,534 for supplemental insurance premiums.
(8)	Represents $3,000 for 401(k) plan match and $3,534 for supplemental insurance premiums.
(9)	Mr. Ferriolo was appointed Chief Operating Officer effective as of December 15, 2016.
(10)	Represents $3,000 for 401(k) plan match and $3,303 for supplemental insurance premiums.
(11)	Represents $3,000 for 401(k) plan match and $3,303 for supplemental insurance premiums.
(12)	Represents $3,000 for 401(k) plan match and $2,348 for supplemental insurance premiums.
(13)	Represents $3,000 for 401(k) plan match and $5,758 for supplemental insurance premiums.
(14)	Represents $3,000 for 401(k) plan match and $5,758 for supplemental insurance premiums.
(15)	Represents $3,000 for 401(k) plan match and $3,972 for supplemental insurance premiums.
(16)	Mr. Perkins’ employment with the Company was terminated without cause effective as of December 31, 2016.
(17)	Represents $3,000 for 401(k) plan match, $14,892 for vacation pay, $295,000 for severance and $3,892 for supplemental insurance premiums.
(18)	Represents $3,000 for 401(k) plan match, $1,946 for supplemental insurance premiums and $60,000 related to consulting fees paid to Mr. Perkins in 2015 prior to his employment by the Company.
(19)
The column entries for the year 2016 represent amounts related to discretionary bonuses awarded in recognition of the applicable named executive officers’ significant efforts in connection with the acquisitions of Dealix/Autotegrity and AutoWeb in 2015 and completion of the integrations of these businesses in 2016. See the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Compensation Discussion and Analysis–2016 Compensation Decisions–2016 Annual Incentive Compensation Plan Awards.”